UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 --------------

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 17, 1996


                     BT OFFICE PRODUCTS INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)

          Delaware                      1-13858                  13-3245865
----------------------------    ------------------------    --------------------
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)



           2150 E. Lake Cook Road, Buffalo Grove, Illinois 60089-1877
      ---------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (847) 793-7500

     The undersigned Registrant hereby amends the following items of its Current Report on Form 8-K dated December 31, 1996, as set forth herein:

Item 2.  Acquisition or Disposition of Assets.

         On December 17, 1996, BT Office Products Sweden AB (the "Purchaser"), a Swedish company and an indirect wholly owned subsidiary of BT Office Products International, Inc., a Delaware corporation (the "Registrant"), acquired from Messrs. Ake Bjorsell and Anders Bjorsell (collectively, the "Sellers") all of the share capital of the Vinborgen i Boras AB group of companies ("Bjorsell") pursuant to the terms of an Agreement for Purchase of Shares (the "Purchase Agreement") dated December 10, 1996 between the Purchaser and the Sellers. Bjorsell is an office products distributor in Sweden with total sales of approximately $85 million for the fiscal year ended August 31, 1996.

         The purchase price for such transaction, which was determined as a result of an arm's length negotiation between unrelated parties, was approximately $42 million in cash, subject to adjustment as provided in the Purchase Agreement. The purchase price, less a contractual holdback for potential indemnification claims, was paid on December 17, 1996.

         The assets of Bjorsell that were acquired, including, without limitation, inventory and equipment, have been used by Bjorsell in the distribution of office products. The Purchaser intends to continue such use of the acquired assets.

         The source of funds used to finance the acquisition was a borrowing under the Registrant's $250 million syndicated Competitive Advance and Revolving Credit Agreement dated as of August 2, 1996 with the lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and ABN AMRO Bank N.V., as Documentation Agent.

         The  foregoing  summary of the  Purchase  Agreement is qualified in its
entirety  by  reference  to  the  Purchase   Agreement   previously   filed  and
incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) and (b)  Financial Statements of Businesses Acquired and Pro Forma
                      Financial Information

         In accordance with Item 7 of the Registrant's Current Report on Form 8-K dated December 31, 1996, the Registrant hereby appends to the Form 8-K the following financial statements and pro forma financial information:

A.   Bjorsell:

     Financial Statements of Business Acquired

     The following audited financial statements of Bjorsell and report are attached hereto as Appendix A:

     1. Independent Auditors Report dated February 10, 1997
     2. Consolidated Income Statement for the fiscal year ended August 31, 1996
     3. Consolidated Balance Sheet as of August 31, 1996
     4. Notes to the Consolidated Financial Statements

Financial statements for Bjorsell's most recent fiscal year end, August 31, 1996, were prepared using a basis of accounting principles accepted in Sweden and audited in accordance with generally accepted auditing standards in Sweden, which are in all material respects consistent with generally accepted auditing standards in the United States. Although this date differs from the Registrant's most recent fiscal year end for which audited financial statements of the Registrant have been filed, it was not practicable to adjust the financial results back to December 31, 1995. Included in Note 14 to the consolidated financial statements is a discussion of the material variations between the methods of preparing the financial statements in Sweden and those accepted under generally accepted accounting principles in the United States ("U.S. GAAP"), as well as reconciliations of net income and equity to U.S. GAAP.

B.   BT Office Products International, Inc. and Bjorsell:

     Pro Forma Financial Information

     The following unaudited pro forma financial information is attached hereto as Appendix B:

     1. Introductory Note to Unaudited Pro Forma Combined Financial Data
     2. Unaudited Pro Forma Combined Balance Sheet at December 31, 1995
     3. Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1995

(c)      Exhibits

         (1) Agreement for Purchase of Shares dated December 10, 1996 between Ake Bjorsell and Anders Bjorsell as Sellers and BT Office Products Sweden AB as Purchaser (incorporated by reference to Exhibit No. 2 to the Registrant's Current Report on Form 8-K dated December 31, 1996).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            BT OFFICE PRODUCTS INTERNATIONAL, INC.


                                  /s/ John J. McKiernan
                            By:__________________________
                                 John J. McKiernan
                                      Vice President-Finance and Administration,
                                      Chief Financial Officer and Secretary


DATE:  March 3, 1997

                                                                     APPENDIX A


ERNST & YOUNG

INDEPENDENT AUDITORS REPORT

To the Board of Directors and Stockholders of Vinborgen i Boras AB

We have audited the accompanying consolidated balance sheet of Vinborgen i Boras AB as of 31 August 1996, and the related statement of income and retained earnings for the year then ended. All information included in these financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with auditing standards generally accepted in Sweden, which are substantially the same as those followed in the USA. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in the footnotes the accompanying financial statements have been prepared solely on the request of BT Office Products Inc. for inclusion in its form 8 - K filing with the SEC in the USA. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in Sweden and differences to generally accepted accounting principles in the USA have been explained in footnote 14.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vinborgen i Boras AB as of August 31, 1996, and the result of its operation for the year then ended in conformity with accounting principles generally accepted in Sweden.


February 10, 1997
Boras, Sweden

 /s/ Sverre Rokaas
 -----------------
Sverre Rokaas
Authorized Public Accountant
Ernst & Young AB

CONSOLIDATED INCOME                                                1 Sept. 1995-
STATEMENT                                                            31 Aug.1996
  (in TSEK)

Revenues:
Sales                                                                   556,641
Leasing revenue                                                           1,608
Other revenue                                                             7,826
                                                                        -------
                                                                        566,075
Interest on lease financing                                                (357)
Operating costs and expenses                                           (528,509)
Non recurring items                              Note 1                    (935)
                                                                        -------
Operating income before depreciation
amortization                                     Notes 4-8               36,274

Goodwill                                                                 (4,839)
Leasehold improvements                                                     (105)
Machinery and equipment                                                  (2,934)
Leasing equipment                                                        (1,165)
                                                                        -------
Operating income                                                         27,231

Financial income and expenses:
Dividend income                                                              25
Interest income                                                           1,731
Interest expense                                                         (4,234)
Conditional shareholders' contribution                                     (200}
                                                                        -------
Income before income taxes and minority
interest                                                                 24,553
Taxes                                             Note2                  (8,677)
Minority interest                                 Note3                    (392)
                                                                        -------
Net income                                                               15,484
                                                                        =======
                             See accompanying notes

CONSOLIDATED BALANCE SHEET                                             31 August
  (in TSEK)                                                               1996

Assets
Current assets
Cash                                                                      1,823
Accounts receivable                                                      54,933
Prepaid expenses and accrued income                                       3,745
Other receivables                                                         4,106
Receivables from related parties                  Note 9                  9,110
Inventory                                                                72,479
                                                                        -------
Total current assets                                                    146,196
Noncurrent assets                                 Notes 4-8
Other investments                                 Note 5                    347
Shares in subsidiaries to be sold                 Note 15                 1,038
Long-term receivables                                                     7,932
Goodwill                                                                 38,355
Leasehold improvements                                                      182
Machinery and equipment                                                   8,131
Leasing equipment                                                         4,702
                                                                        -------
Total noncurrent assets                                                  60,687

Total assets                                                            206,883
                                                                        =======

Liabilities and Shareholders' equity

Current liabilities
Accounts payable                                                         46,214
Income taxes payable                                                        933
Accrued expenses and prepaid income                                      11,925
Other current liabilities                                                 2,267
Liabilities to related parties                    Note 9                  6,395
                                                                        -------
Total current liabilities                                                67,734


                             See accompanying notes.

CONSOLIDATED BALANCE SHEET                                             31 August
  (in TSEK)                                                               1996

Noncurrent liabilities
Long-term debt (draft facility)                   Note 10                19,474
Loans from shareholders                           Note 15                21,341
Deferred income taxes                             Note 11                 8,118
                                                                        -------
Total noncurrent liabilities                                             48,933
Minority interest in subsidiary                   Note 3                  5,214

Shareholders' equity                              Note 12
Restricted equity
Share capital (authorized and issued, 1,000                                 100
shares, par value SEK 100 per share)
Restricted reserves                                                       6,945
                                                                        -------
Total restricted equity                                                   7,045

Unrestricted equity
Unrestricted reserves                                                    62,473
Net income                                                               15,484
                                                                        -------
Total unrestricted equity                                                77,957

Total equity                                                             85,002
                                                                        -------

Total liabilities and shareholders' equity                              206,883
                                                                        =======
Pledged assets, guarantees and other
contingencies                                     Note 13


                             See accompanying notes.

Notes to the consolidated financial statements

Accounting principles

Organization and operation

The Vinborgen I Boras Group ("Vinborgen" or "Group") is engaged in the office supply and printing businesses through its wholly owned subsidiary AB JF Bjorsell ("Bjorsells") and other related subsidiaries.

Bjorsells was acquired by BT Office Products Sweden AB on December 10, 1996 through the acquisition of 100 percent of the shares in Vinborgen i Boras AB. Prior to the acquisition, the printing business was sold to the former owners of Vinborgen i Boras AB for SEK 1 million.

Basis of presentation

These consolidated financial statements of Vinborgen includes the operating assets, liabilities and result of operation of Bjorsells. This basis of presentation reflects the financial position and results of operations of the acquired business.

The consolidated financial statements of Vinborgen are prepared in accordance with generally accepted accounting principles in Sweden and are presented in Thousands of Swedish Kronor ("TSEK")

Principles of consolidation

The consolidated financial statements for the Group are prepared using the purchase method of accounting.

Receivables and liabilities

Accounts receivable are presented net of an allowance for doubtful accounts. The provision for doubtful accounts is based upon an individual assessment of each accounts receivable. Other receivables are reported at expected realizable value.

All receivables and liabilities in foreign currencies are converted into Swedish Kronor at the closing date rate. Unrealized gains and losses are reported in income statement.

All other assets, if not otherwise stated, are recorded at cost.

Depreciation and amortization

Equipment and Goodwill are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is recorded on a straight line basis over the expected useful lives of the assets, which are as follows:

Goodwill                                          l0 years
Furniture and office equipment                    10 years
Other equipment                                    5 years
Leasehold improvements                             5 years

Leasing equipment is depreciated using an annuity method, which corresponds to the change in value of the leasing contracts.

Inventory

Inventories are stated at cost less a 3 percent obsolescence provision. The value of the inventory is deemed to be equivalent to the lower of cost (on a first in, first out basis) or market (net realizable value). Net realizable value is the amount that can be realized from the sale of the inventory in the normal course of business after allowing for the cost of realization.

Pensions

The Group uses a pension scheme which is under the administration of an insurance company. Pension costs are accounted for on a regular basis upon being charged by the insurance company. The Group has no pension obligations beyond these and therefore no unfunded pension liability exists.

Revenue recognition

Revenues are recorded at the time of shipment of products or performances of services.

Notes

Note 1         Non-recurring items
                                                                         1995/96

               Write-down of non-current receivables and
               other shares                                                (786)
               Write-down of Goodwill                                      (149)
                                                                            ---
               Total                                                       (935)
                                                                            ===

Note 2         Income tax
                                                                         1995/96

               Current income tax                                        (6,862)
               Deferred income tax                                       (1,815)
                                                                          -----
               Total income tax expense                                  (8,677)
                                                                          =====

The Group is allowed to claim tax deductions in Sweden through appropriations, provided that it accumulates such appropriations in untaxed reserve accounts. Accordingly, untaxed reserves accounts are partly deferred taxes and partly shareholders' equity. In the consolidated accounts the two components of untaxed reserves are classified as deferred income taxes and equity. The tax component of the adjustment to untaxed reserves is included in the tax provision.

The corporate tax rate in Sweden is 28 percent.

Note 3         Minority interests

               Opening balance                                            4,962
               Minority share in net income                                 392
               Reduction in minority interest                               (49)
               Dividend to minority                                         (91)
                                                                          -----
               Closing balance                                            5,214
                                                                          =====

Note 4         Leases

Lease payments during 1995/96 amounts to TSEK 1,854.

The future costs for lease contracts as of August 31, 1996 areas follows (SEK in thousands):

               1996/97                                                    1,307
               1997/98                                                      590
               1998-2001                                                     69
                                                                          -----
               Total                                                      1,966
                                                                          =====

Note 5         Other investment

                                                                1995/96
                                                       Book value     Share in %
                                                       ----------     ----------
               594 A-shares in Foreningsbanken             12              -
               1,285 B-shares in Foreningsbanken           35              -
               2,231 shares in Helsingborgs
               Kontorsvaruhus AB                            0             42.5%
               49 shares in Bjorsells Polska Ltd          300               49%
                                                          ---
                                                          347
                                                          ===

The market value of the shares in Foreningsbanken is SEK 48 thousand as of August 31, 1996.

Note 6         Goodwill

                                                                         1995/96

               Goodwill arising in business combinations:
               Cost                                                      47,813
               Accumulated depreciation                                  (9,458)
                                                                         ------
               Book value                                                38,355
                                                                         ======

Note 7         Equipment
                                                                         1995/96

               Leasehold  improvements
               Cost                                                       4,794
               Accumulated depreciation                                  (4,6l2)
                                                                         ------
               Book value                                                   182
                                                                         ======

                                                                         1995/96

               Equipment
               Cost                                                      28,294
               Accumulated depreciation                                 (20,163)
                                                                         ------
               Book value                                                 8,131
                                                                         ======

Note 8         Leasing equipment
                                                                         1995/96

               Cost                                                       6,460
               Accumulated depreciation                                  (1,758)
                                                                          -----
               Book value                                                 4,702
                                                                          =====

Note 9         Balances with related parties

Receivables from and liabilities to related parties relate to balances with various companies in the printing division. The receivables and SEK 5.6 million of the liabilities relate to intercompany clearing accounts and a group bank account, which were all settled subsequent to August 31, 1996, except for a receivable of SEK 0.7 million. The remaining balance relates to trade receivables and payables.

Note 10        Long-term debt (draft facility)

Total bank overdraft facility as of August 31, 1996 was SEK 41 million.

Note 11        Deferred tax liability

As discussed in note 2 above, the Group is entitle to claim tax deductions principally by making appropriations to untaxed reserves. These appropriations are taken directly to the credit of the balance sheet as increases in untaxed reserves in the books of each separate entity. However, these appropriations in untaxed reserves are classified as partly deferred income taxes and partly shareholders' equity in the consolidated accounts.

Deferred tax liability consists of the following:
                                                                         1995/96

               Deferred tax liability on untaxed reserves                 8,135
               Deferred tax on intercompany profit                          (17)
                                                                          -----
               Net deferred tax liability                                 8,118
                                                                          =====

Note 12        Shareholders' equity

                                      Share    Restricted  Unrestricted  Net
                                      capital  reserves    reserves      income
                                      -------  ----------  ------------  ------
Opening balance                         100           0       28,539     31,873

Appropriations of net
income 1994/95                                       20       31,853    (31,873)

Shareholders' contribution                                    12,125

Decrease in minority                                              49

Dividend                                                      (3,168)

Transfer between
restricted and unrestricted
reserves                                          6,925       (6,925)

Net income 1995/96                                                       15,484
                                      -------  ----------  ------------  ------
Closing balance                         100       6,945       62,473     15,484
                                      =======  ==========  ============  ======

In accordance with the Swedish Companies Act distribution of dividends is limited to the lesser of the unrestricted equity shown in the statutory Consolidated or Parent Company balance sheets after proposed appropriations to restricted equity. Unrestricted equity in the Parent Company was SEK 73,117 at August 31, 1996 and SEK 77,646 thousands in the Statutory consolidated financial statements.

Note 13        Pledged assets, guarantees and other contingencies

                                                                         1995/96

               Pledged Assets:
               Chattel mortgage                                          49,500
                                                                         ======

               Guarantees and contingencies:
               Guarantee to related party (a)                             5,245
               Guarantees                                                   812
               Repurchase guarantee                                       3,000
               Letter of credit                                              76
               Conditional shareholders' contribution (b)                62,125
                                                                         ------
                                                                         71,258
                                                                         ======
     (a) See note 15
     (b) See note l4,g

Note 14        U.S. GAAP

The Group's consolidated financial statements are presented and described in accordance with generally accepted accounting standards in Sweden, which differ in certain respects from accounting principles generally accepted in the United States (U.S. GAAP).

The principal differences between Swedish GAAP and U.S. GAAP are presented and described below together with explanations of the adjustments that affect consolidated net income and total shareholders' equity as of and for the year ended August 31, 1996:

               Reconciliation of net income:                             1995/96

               Net income reported under Swedish GAAP                    15,484
               Goodwill                                       a           4,586
               Leasehold improvements                         b            (587)
               Leasing (lessor)                               c             271
               Leasing (lessee)                               d              89
               Equity method of accounting                    e            (164)
               Consolidation                                  f            (271)
               Deferred tax effect on U.S. GAAP adjustments                  63
                                                                         ------
               Net income under U.S. GAAP                                19,471
                                                                         ======

               Reconciliation of Shareholders' equity:                      1996

               Shareholders' equity reported under Swedish GAAP          85,002
               Goodwill                                       a         (38,223)
               Leasehold improvements                         b               -
               Leasing (Lessor)                               c             273
               Leasing (Lessee)                               d            (146)
               Equity method of accounting                    e            (164)
               Consolidation                                  f            (617)
               Deferred tax effect on U.S. GAAP adjustments                 (41)
                                                                         ------
               Shareholder's equity under U.S. GAAP                      46,084
                                                                         ======

a)      Goodwill

In fiscal year 1994/95, the owners of Bjorsells, Anders and Ake Bjorsell, sold the Company to Vinborgen i Boras AB, which also is wholly owned by Ake and Anders. For Swedish GAAP purposes this transaction was accounted for using purchase accounting and a goodwill of SEK 45.9 million was recognized. The goodwill is amortized over 10 years. For U.S. GAAP purposes a transaction between entities under common control would be accounted for on an historical basis in a manner similar to pooling of interests. The goodwill will therefore be treated as a reduction of shareholders' equity.

b)      Leasehold improvements

Historically, it was possible for Swedish companies to make an appropriation from income before tax to an investment reserve, which could be utilized for future capital expenditures. This appropriation was tax deductible at the time of when the reservation was made. The investments reserve was one form of untaxed reserves available through 1991. In subsequent years, when the capital expenditure actually was made, the purchase of, e.g., fixed assets was directly written down against the investment reserve for both book and tax purposes. This write-down was not made because the assets acquired were impaired and therefore would not be in accordance with U.S. GAAP. Bjorsells invested in total SEK 3.3 million in 1991 in leasehold improvement and wrote down SEK 2.9 million directly against the investment reserve. The remaining portion, SEK 0.4 million was depreciated over five years. Accordingly, the write-down of SEK 2.9 million needs to be reversed under U.S. GAAP and depreciated over useful economic life, which was estimated to be five years. The effect on shareholders' equity would therefore be zero, since this capital expenditure would be fully depreciated by 1995/96.

c)      Leasing (1essor)

The Company depreciates all operating leases using an annuity method. All lease agreements are cancelable and are therefore considered to be operating leases also under U.S. GAAP. However, the annuity method of depreciation is not acceptable under U.S. GAAP. The depreciation and the carrying amount are therefore adjusted to correspond to amounts that would be reported if the assets were depreciated according to the straight-line method of depreciation.

d)      Leasing (1essee)

The Group leases some of the computer and printing equipment, which all are treated as operating leases under Swedish GAAP. These leases are considered to be capital leases under U.S. GAAP because the net present value of future minimum lease payments exceeds the fair value of the equipment at the time of inception.

e)      Equity method of accounting

The Group accounts for all investments at cost. Under U.S. GAAP, an investment where the investor has significant influence should be accounted for using the equity method of accounting. An investor is presumed to be able to exercise significant influence where it has more than 20 percent of the voting stock of an investee. The investor should ordinarily discontinue applying the equity method of accounting when the investments (and net advances) is reduced to zero and should not provide for additional losses unless the investor has guaranteed obligations of the investee or is otherwise committed to provide further financial support to the investee. Bjorsells' investment in Kvh Helsingborg would under U.S. GAAP be accounted for using the equity method of accounting. Since the Group will continue to financially support Kvh Helsingborg, it has provided for additional losses even though the investment is reduced to zero. The investment in Helsingborg is recorded at SEK (164) thousand as of August 31, 1996.

f)      Consolidation

The Group owns 49 percent of Bjorsells Polska Ltd. and the owners of the Group personally own an additional two percent. Under U.S. GAAP the Group is deemed to have a beneficial ownership of 51 percent and thereby also having the control over the Polish investment. Under Swedish GAAP, normally, only the formal ownership of shares is considered when determining whether control exists or not. The investment in the Polish company is therefore carried at cost under Swedish GAAP. The consolidation of the Polish operations have the following effect on the income statement and the balance sheet:

               Income statement:                                         1995/96

               Net income in Bjorsell Polska Ltd.                          (562)
               Minority share of the loss                                   279
               Reversal of write-down of the investment (a)                 294
               Write-down of goodwill                                      (282)
                                                                            ---
               Net difference between Swedish GAAP and
               U.S. GAAP                                                   (271)
                                                                            ===
     (a) Included in nonrecurring items in the consolidated income statement.

               Balance sheet of Bjorsell Polska Ltd                         1996

               Total assets                                                 735
               Total liabilities                                            752
               Equity                                                       (17)

               Balance sheet:                                               1996

               Opening balance of Bjorsell Polska's share of
               the Group's equity                                             0
               Net income Bjorsell Polska Ltd                              (271)
               Translation difference                                       (46)
                                                                            ---
               Closing balance                                             (317)
               Book value in the Swedish accounts                           300
                                                                            ---
               Difference between Swedish GAAP and
               U.S. GAAP                                                   (617)
                                                                            ===

g)      Shareholders' contribution

As disclosed in note 12, the shareholders' of Vinborgen have contributed a total amount of SEK 62.1 million as a conditional shareholders' contributions. In accordance with Swedish GAAP conditional shareholders' contributions are included in equity while these contributions would be treated as a liability under U.S. GAAP. In connection with BT Office Products acquisition of the Group, the shareholders of Vinborgen converted these contributions to unconditional shareholders' contributions. Because of this conversion to unconditional shareholders' contributions no adjustment has been made in the U.S. GAAP reconciliation.


Note 15        Subsequent events

On September 1, 1996, BjorselIs acquired an additional two percent in Bjorsell Polska Ltd. from the owners of Vinborgen i Boras AB. The Group now owns 51 percent.

On September 1, 1996, Bjorsells, as part of the Group being acquired by BT Office Products, sold all of its interests in the real estate company and the Printing operations for a total consideration of SEK 1,045 thousand, resulting in a gain of SEK 7 thousand.

On December 10, 1996 the Group was acquired by BT Office Products Sweden, a wholly owned subsidiary of BT Office Products International, which is a company in the office products distribution business.

In connection with BT Office Products International's acquisition of the Group the loans from shareholders of SEK 21.3 million were forgiven and converted to equity.

Subsequent to August 31, 1996, the Group has been relieved from the guarantee to related party of SEK 5.245 thousand.

                                                                      APPENDIX B

                     BT OFFICE PRODUCTS INTERNATIONAL, INC.

        INTRODUCTORY NOTE TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following pro forma combined balance sheet, as of December 31, 1995, is prepared assuming the Bjorsell acquisition occurred on such date. The pro forma combined statement of operations, for the year ended December 31, 1995, was computed assuming the transaction was consummated at the beginning of the fiscal year and thus includes the Bjorsell combined statement of operations for its fiscal year ended August 31, 1996. It is not practicable to conform the reporting periods of the acquired business to the Company's reporting period and thus pro forma financial data for the nine months ended September 30, 1996 has been excluded.

The pro forma combined financial data is based on available information and on the certain assumptions and adjustments described in the accompanying notes which BT Office Products International, Inc. believes are reasonable. The pro forma combined financial data is provided for informational purposes only and does not purport to present the results of operations of BT Office Products International, Inc. had the transactions assumed therein occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future.


               BT OFFICE PRODUCTS INTERNATIONAL, INC. AND BJORSELL
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                December 31, 1995


                                             BT Office              Pro Forma       Pro Forma
(in thousands)                               Products   Bjorsell   Adjustments      Combined
                                             ---------  --------   -----------      ---------

Assets
Current assets:
       Cash and cash equivalents             $  7,568   $    273   $      -         $  7,841
       Receivables, net                       179,858      8,212          -          188,070
       Inventories                             86,639     10,836       (150)   (1)    97,325
       Other current assets                    21,531      2,536        125    (2)    24,192
                                              -------    -------     ------          -------
            Total current assets              295,596     21,857        (25)         317,428
Other assets                                   19,099      1,393          -           20,492
Property, plant and equipment                 106,674      5,912          -          112,586
Accumulated depreciation and amortization     (42,033)    (3,913)         -          (45,946)
                                              -------    -------     ------          -------
Net property, plant and equipment              64,641      1,999          -           66,640
Intangibles, net                              149,813         20     33,157    (3)   182,990
                                              -------    -------     ------          -------

                                             $529,149   $ 25,269   $ 33,132         $587,550
                                             ========   ========   ========         ========

Liabilities and Stockholders' Equity

Current liabilities:
       Notes payable                         $ 20,176   $      -   $      -         $ 20,176
       Accounts payable                        79,130      6,909          -           86,039
       Other current liabilities               52,327      3,223        479    (4)    56,029
                                              -------     ------    -------          -------
Total current liabilities                     151,633     10,132        479          162,244
Long-term obligations with affiliates          83,148          -          -           83,148
Other long-term obligations                    16,403      2,946     42,733    (5)    62,082
Other liabilities                              17,730      2,111          -           19,841
Stockholders' equity:
       Common stock                               334          -          -              334
       Additional paid-in capital             273,477     10,080    (10,080)   (6)   273,477
       Retained earnings (deficit)            (14,819)         -          -          (14,819)
       Currency translation adjustment          1,243          -          -            1,243
                                              -------     ------    -------          -------
            Total stockholders' equity        260,235     10,080    (10,080)         260,235
                                              -------     ------    -------          -------
            Total liabilities and
               stockholders' equity          $529,149   $ 25,269   $ 33,132         $587,550
                                             ========   ========   ========         ========

(1) Record inventory provision for potential obsolescence at acquisition date
(2) Establish deferred tax asset for accrued acquisition costs and inventory provision
(3) Increase in goodwill due to Bjorsell acquisition
(4) Reserve for acquisition and integration costs for the Bjorsell acquisition
(5) Use of $250 million syndicated credit facility to finance purchase price
(6) Reflects elimination of Bjorsell historical shareholders' equity


               BT OFFICE PRODUCTS INTERNATIONAL, INC. AND BJORSELL
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      For the year ended December 31, 1995


                                             BT Office                Pro Forma         Pro Forma
(in thousands, except per share data)        Products     Bjorsell   Adjustments        Combined
                                             ---------    --------   -----------        ---------

Net sales                                    $1,132,370   $ 84,628    $      -         $1,216,998

Costs and expenses:
       Costs of products sold                   819,078     57,181           -            876,259
       Selling and administrative               266,163     22,025           -            288,188
       Depreciation and amortization             10,339        662           -             11,001
       Amortization of intangibles                8,117         38         829    (1)       8,984
                                              ---------    -------     -------          ---------
                                              1,103,697     79,906         829          1,184,432

Operating income                                 28,673      4,722        (829)            32,566

Other income (expense):
       Other income                               1,287        109           -              1,396
       Interest expense                          (3,561)      (633)      2,564    (2)      (6,758)
       Interest expense to affiliates           (12,372)         -           -            (12,372)
                                              ---------    -------     -------          ---------
                                                (14,646)      (524)     (2,564)           (17,734)
       Income before income tax                  14,027      4,198      (3,393)            14,832
       Income tax expense                         7,337      1,288      (1,021)    (3)      7,604
                                              ---------    -------     -------          ---------
       Net income                            $    6,690   $  2,910    $ (2,372)        $    7,228
                                              =========    =======     =======          =========

       Net income per share                  $     0.24                                $     0.26
                                              =========                                 =========

Weighted-average common shares                   27,975                                    27,975
                                              =========                                 =========

(1) Adjustment to reflect amortization of goodwill related to Bjorsell acquisition
(2) Adjustment to reflect interest expense on purchase price financed under $250 million syndicated credit facility
(3) Adjustment to reflect income tax benefit on interest expense at Bjorsell's effective tax rate
